Exhibit 10.3

EXECUTION VERSION
AMENDMENT TO SUPPORT AGREEMENT
        This Amendment to Support Agreement, dated as of August 17, 2020 (the “Amendment”), is entered into by and between Sunrun Inc., a Delaware corporation (“Parent”) and 313 Acquisition LLC, a Delaware limited liability company (“Stockholder”). Parent and Stockholder shall be referred to herein from time to time individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined elsewhere in this Amendment shall have the meanings set forth in the Agreement (as defined below).
RECITALS
WHEREAS, Vivint Solar, Inc., a Delaware corporation (the “Company”), Parent and Viking Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger, dated as of July 6, 2020 (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger”);
WHEREAS, reference is made to that certain Support Agreement, dated as of July 6, 2020, by and between Parent and Stockholder (the “Agreement”);
WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of the date hereof, by and between Stockholder and Coatue US 24 LLC, a Delaware limited liability company (“Coatue”) (the “Stock Purchase Agreement”), Coatue will acquire 11,627,907 shares of Company Common Stock (the “Acquired Shares”) from Stockholder, subject to the terms and conditions of the Stock Purchase Agreement (the “Transaction”);
WHEREAS, certain shares of Parent common stock which Stockholder seeks to acquire pursuant to the Stock Purchase Agreement constitute Covered Shares that are subject to certain restrictions on Transfer pursuant to Section 5(b)(i) of the Agreement such that Parent’s consent to and waiver of such restrictions on Transfer is required prior to consummation of the Transaction (the “Parent Consent”);
WHEREAS, as an inducement to Parent providing the Parent Consent and cooperating with Stockholder to facilitate the Transaction, Coatue and Parent are entering into (a) that certain Support Agreement, dated as of the date hereof, by and between Parent and Coatue, pursuant to which, among other things, Coatue will agree to vote the Acquired Shares in favor of the Merger and the adoption of the Merger Agreement as well as certain restrictions on transfer applicable to the Acquired Shares prior to the Effective Time (as defined in the Merger Agreement) and (b) that certain Lock-Up Agreement, dated as of the date hereof, by and between Parent and Coatue, pursuant to which Coatue is agreeing to certain restrictions on transfer applicable to its shares of Parent common stock received in connection with the Merger with effect as of the Effective Time;
WHEREAS, the Parties now wish to amend the Agreement in accordance with Section 9 of the Agreement, as set forth in this Amendment, effective as of the date hereof;
WHEREAS, Parent desires to provide the Parent Consent to Stockholder in furtherance of the Transaction;
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent and Stockholder agree as follows:

Section 1.1 Amendments
The Agreement is hereby amended as follows:
a.Recitals. The second Recital of the Agreement is hereby amended, such that the number of Owned Shares is now equal to 57,917,967 shares of Company Common Stock.
b.Section 1(b)(i). Section 1(b)(i) of the Agreement is hereby amended, such that the number of Committed Covered Shares following a Company Change of Recommendation made in compliance with the terms of the Merger Agreement is now equal to 25,419,656 shares of Company Common Stock.
Section 1.2 Parent Consent. By executing and delivering this Amendment, Parent is providing the Parent Consent to the Transaction, solely for the purposes of Section 5(b)(i) of the Agreement.
Section 1.3 No Other Amendments. Except as expressly hereby amended, all of the terms, representations, warranties, covenants and conditions of the Agreement shall remain unmodified and unwaived by the terms of this Amendment, and shall remain in full force and effect in accordance with their respective terms, and are hereby ratified, approved and confirmed in all respects. This Amendment shall not constitute any party’s consent or indicate its willingness to consent to any other amendment, modification or waiver of the Agreement, the Disclosure Letters, Exhibits, or any instruments or agreements referred to herein or therein.
Section 1.4 Miscellaneous. The provisions of Sections 9 through 22 of the Agreement shall apply mutatis mutandis to this Amendment.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.
SUNRUN
By: /s/ Edward Fenster
Name: Edward Fenster
Title: Executive Chairman

313 ACQUISITION LLC
By: /s/ Peter Wallace
Name: Peter Wallace
Title: Senior Managing Director

[Signature Page to Support Agreement Amendment]|